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                                                                 EXHIBIT 10.15

                                XETEL CORPORATION
                            PERSONAL AND CONFIDENTIAL

                                XETEL CORPORATION
                                February 22, 1999



Dear       :

         We are pleased to inform you that the Company's Board of Directors has approved a special severance benefit program for you. The purpose of this letter agreement is to set forth the terms and conditions of your severance benefits and to explain the limitations that will govern their overall value.

         Your severance package will become payable if within eighteen (18) months following a substantial change in ownership or control of the Company either (i) your employment is terminated by the Company other than for cause or
(ii) you resign following a significant reduction in your compensation or duties or a relocation of your principal place of employment.

         Part One of this letter agreement specifies the terms and conditions of your severance benefits. Part Two sets forth certain definitional provisions to be in effect for purposes of determining your benefit entitlements. Part Three concludes this agreement with a series of general terms and conditions applicable to your benefits.

                     PART ONE -- CHANGE IN CONTROL BENEFITS

         Upon any Involuntary Termination effected within eighteen (18) months after a Change in Control, you will become entitled to receive the special severance benefits set forth below. However, those benefits will in all events be subject to the restrictive covenants of Paragraph 5 of this Part One and will be in lieu of all other severance benefits to which you might otherwise be entitled upon such termination of your employment.

         1. SEVERANCE PAYMENTS. You will receive severance payments from the Company in an aggregate amount equal to the sum of (A) two (2) times the annual rate of base salary in effect for you at the time of your Involuntary Termination plus (B) two (2) times the bonus paid to you as defined in the annual executive variable pay plan and previously approved by the Board of Directors for services rendered in the four fiscal quarters immediately preceding your Involuntary Termination. The severance payments will be paid to you in twenty-six (26) equal installments at bi-weekly intervals over the twelve
(12) month period following your Involuntary Termination. At your election, in lieu of the twenty-six (26) installment payments, the Company will pay you ninety percent (90%) of your aggregate severance payment within ten (10) business days following your Involuntary Termination and the balance in twenty-six (26) equal installments at bi-weekly intervals over the twelve (12) month period following your Involuntary Termination. Your election to receive ninety percent (90%) of your severance payments in a lump sum payment must be made within five (5) business days of your Involuntary Termination. All payments under this Paragraph 1 will be subject to the Company's collection of applicable withholding taxes.

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                                XETEL CORPORATION
                            PERSONAL AND CONFIDENTIAL

         2. HEALTH CARE COVERAGE. The Company will, at its expense, provide you and your eligible dependents with continued health care coverage under the Company's medical/dental insurance plan until the earlier of (i) eighteen (18) months after the effective date of your Involuntary Termination or (ii) the first date that you are covered under another employer's health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions

         3. OPTION AND RESTRICTED STOCK ACCELERATION. Each outstanding Option will automatically accelerate, so that each such Option will become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such accelerated Option, together with all of your other vested Options, will remain exercisable until the earlier of (i) the expiration of the one (1)-year period measured from the effective date of your Involuntary Termination or (ii) the end of the specified option term and may be exercised for any or all of the option shares in accordance with the exercise provisions of the option agreement evidencing the grant. In addition, all the restricted shares of Common Stock issued to you pursuant to the Restricted Stock Issuances will become immediately vested and the Company's repurchase right with respect to such shares will immediately terminate.

         4. BENEFIT REDUCTION. Should any of your severance benefits under this letter agreement be deemed to be parachute payments under Code Section 280G, then the following limitations will become applicable: (i) first, the dollar amount of your severance payment under Paragraph 1, and (ii) then, the accelerated vesting of your Options and Restricted Stock Issuances under Paragraph 3 will be reduced to the extent (and only to the extent) necessary to provide you with the maximum after-tax benefit available, after taking into account any parachute excise tax which might otherwise be payable by you under Code Section 4999 and any analogous State income tax provision.

         5. RESTRICTIVE COVENANTS. For the twenty-four month period following your Involuntary Termination:

                  (i) You will not directly or indirectly, whether for your own account or as an employee, director, consultant or advisor, provide services to any business enterprise which is at the time in competition with any of the Company's then existing product lines and which is located geographically in an area where the Company maintains substantial business activities, unless you obtain the prior written consent of the Board.

                  (ii) You will not directly or indirectly encourage or solicit any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.


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                                XETEL CORPORATION
                            PERSONAL AND CONFIDENTIAL

                  (iii) You will not induce or attempt to induce any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

         You acknowledge that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of your breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the cessation of the severance benefits provided you under this agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding you from continuing to engage in such breach.

                            PART TWO -- DEFINITIONS

         DEFINITIONS. For purposes of this letter agreement, the following definitions will be in effect:

         BOARD means the Company's Board of Directors.

         CHANGE IN CONTROL means a change in ownership or control of the Company effected through any of the following transactions:

                  (i) a merger or consolidation in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

                  (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (with the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders or

                  (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board


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                                XETEL CORPORATION
                            PERSONAL AND CONFIDENTIAL

         members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
         (A) who were still in office at the time the Board approved such election or nomination.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMON STOCK means the Company's common stock.

         INVOLUNTARY TERMINATION means the termination of your employment with the Company which occurs by reason of:

                  (i) your involuntarily dismissal or discharge by the Company for reasons other than Misconduct; or

                  (ii) your voluntary resignation following (A) a change in your position with the Company which materially reduces your level of responsibility, (B) a reduction in your level of compensation (including base salary, fringe benefits and participation in a corporate-performance based bonus or incentive program) by more than ten percent (10%), or (C) a relocation of your place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without your consent.

         In no event shall an Involuntary Termination be deemed to occur should your employment terminate by reason of death, permanent disability or Misconduct.

         MISCONDUCT means the commission of any act of fraud, embezzlement, dishonesty, discrimination, sexual harassment or any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent of Subsidiary) may consider as grounds for your dismissal or discharge.

         1934 ACT means the Securities Exchange Act of 1934, as amended.

         OPTION means any option granted to you under the Company's 1997 Stock Incentive Plan or any other equity incentive plan subsequently adopted by the Company or any successor which is outstanding at the time of your subsequent Involuntary Termination.

         RESTRICTED STOCK ISSUANCES means the direct restricted stock issuances made to you under the Company's 1997 Stock Incentive Plan subject to the Company's right to repurchase those shares upon your termination of service.


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                                XETEL CORPORATION
                            PERSONAL AND CONFIDENTIAL

                     PART THREE -- MISCELLANEOUS PROVISIONS

         1. TERMINATION FOR MISCONDUCT. In the event your Involuntary Termination occurs as a result of Misconduct or should you resign under the circumstances which would otherwise constitute grounds for Termination for Misconduct, then the Company shall only be required to pay you (i) any unpaid compensation earned for services previously rendered through the date of such termination and (ii) any accrued but unpaid vacation benefits or sick days, and no benefits will be payable to you under Part One of this letter agreement.

         2. GENERAL CREDITOR STATUS. The benefits to which you may become entitled under this letter agreement (except those attributable to your Options and restricted shares of Common Stock) will be paid, when due, from the general assets of the Company. Your right (or the right of the executors or administrators of your estate) to receive any such payments will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors of the Company.

         3. DEATH. Should you die before receipt of all benefits to which you become entitled under this letter agreement, then the payment of such benefits will be made, on the due date or dates hereunder had you survived, to the executors or administrators of your estate. Should you die before you exercise your Options, then each such Option may be exercised, during the applicable exercise period in effect hereunder for those Options at the time of your death, by the executors or administrators of your estate or by person to whom the Option is transferred pursuant to your will or in accordance with the laws of inheritance.

         4. MISCELLANEOUS. The provisions of this letter agreement will be construed and interpreted under the laws of the State of Texas. This agreement incorporates the entire agreement between you and the Company relating to the subject of severance benefits and supersedes all prior agreements and understandings with respect to such subject matter. This agreement may only be amended by written instrument signed by you and another duly-authorized officer of the Company. If any provision of this letter agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this letter agreement, or the enforceability or invalidity of this letter agreement as a whole. Should any provision of this letter agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this letter agreement shall continue in full force and effect.

         5. REMEDIES. All rights and remedies provided pursuant to this letter agreement or by law will be cumulative, and no such right or remedy will be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages


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                                XETEL CORPORATION
                            PERSONAL AND CONFIDENTIAL

or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this letter agreement.

         6. ARBITRATION. Any controversy which may arise between you and the Company with respect to the construction, interpretation or application of any of the terms, provisions or conditions of this agreement or any monetary claim arising from or relating to this agreement will be submitted to final and binding arbitration in Austin, Texas in accordance with the rules of the American Arbitration Association then in effect.

         7. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this agreement shall confer upon you any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or you, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason whatsoever, with or without cause.

         Please indicate your acceptance of the foregoing provisions of this severance agreement by signing the enclosed copy of this letter agreement and returning it to the Company.


                                        XETEL CORPORATION

                                        By:  Angelo A. DeCaro, Jr.

                                        Signature: /s/ ANGELO A. DECARO, JR.
                                                  --------------------------

                                        Date:         2/22/99
                                              -------------------------

                                        Title: President and CEO


ACCEPTED BY AND AGREED TO


By:


Signature:
          -------------------------

Date:
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Title:


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